UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 6, 2013 (May 6, 2013)
Date of report (Date of earliest event reported)

Protective Life Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-11339	95-2492236
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2801 Highway 280 South
Birmingham, Alabama 35223

(Address of principal executive offices and zip code)

(205) 268-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

Protective Life Corporation’s Board of Directors today approved an amendment to the Company’s Corporate Governance Guidelines adding a requirement that non-employee directors shall retain for a period of not less than three years any shares of the Company’s Common Stock granted to the director as compensation.  The amendment is effective on May 6, 2013.  This new holding period requirement is in addition to the Company’s long-standing requirement that directors own a certain amount of the Company’s Common Stock.

The Company took this action in response to concerns expressed by Institutional Shareholder Services (“ISS”) with respect to the proposal that share owners approve the Stock Plan for Non-Employee Directors at the Company’s annual meeting of share owners on May 13, 2013.  ISS has told the Company that the new holding period requirement addresses its concerns.

The Company’s amended Corporate Governance Guidelines are included as an exhibit to this Current Report on Form 8-K and are available in the Investor Relations section of the Company’s website at www.Protective.com.

Item 9.01 Financial Statements and Exhibits.

(d)      Exhibits:

99.1— Protective Life Corporation Corporate Governance Guidelines, dated May 6, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTECTIVE LIFE CORPORATION

By:	/s/ Steven G. Walker
Name:	Steven G. Walker
Title:	Senior Vice President, Controller and Chief Accounting Officer

Date: May 6, 2013